UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2012

GRAYBAR ELECTRIC COMPANY, INC.

(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On December 9, 2012, Mr. D. Beatty D’Alessandro announced his intention to resign as Senior Vice President and Chief Financial Officer (principal financial officer) of Graybar Electric Company, Inc. (the “Company”), as a director and as an officer or director of any subsidiaries of the Company for which he serves in any of those capacities, effective December 31, 2012.  Mr. D’Alessandro has informed the Board that he will be taking a position with a distributor in an industry that does not compete with the Company.

(c)        Mr. Randall R. Harwood will be assuming the duties of principal financial officer of the Company, effective immediately.  Mr. Harwood has been elected Senior Vice President and Chief Financial Officer of the Company, effective January 1, 2013.

Mr. Harwood, age 56, has been the District Vice President of the Dallas district since October 2004, and has served as a director on the Company’s Board of Directors since 2009.  He serves on the Audit and Compensation Committees of the Board.  Mr. Harwood is currently employed by the Company as District Vice President and has served in that role since October of 2004.

A copy of the December 17, 2012 press release announcing Mr. Harwood’s election and Mr. D’Alessandro’s resignation is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d)            Exhibits.

99.1    Press Release, dated December 11, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: December 11, 2012	By: /s/ Matthew W. Geekie
Matthew W. Geekie Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 11, 2012